Exhibit 99.1

FOR IMMEDIATE RELEASE

Lantronix Reports Fiscal 2017 First Quarter Financial Results

--Company Reports $10.9M in Net Revenue--

Irvine, Calif., October 27, 2016 – Lantronix, Inc. (the “Company”) (NASDAQ: LTRX) a global provider of secure data access and management solutions for Internet of Things (IoT) and information technology (IT) assets, today reported results for its fiscal year 2017 first quarter ended September 30, 2016.

Financial Highlights for First Fiscal Quarter

•	Net revenue of $10.9 million
•	Gross profit margin of 52.1%
•	GAAP net loss of $104,000 or $0.01 per share
•	Non-GAAP net income of $265,000 or $0.01 per share
•	Cash and cash equivalents of $6.1 million

Operational and Product Highlights:

▪	Net revenue for the first quarter of fiscal 2017 increased 3% from the same period in fiscal 2016 and 4% from the fourth quarter of fiscal 2016.

▪	Sales of the company’s SLC 8000 advanced console manager during the first quarter of fiscal 2017 increased by 203% from the same period in fiscal 2016 and 58% from the fourth quarter of fiscal 2016.

▪	In July, the company announced the opening of a new IoT software lab and subsidiary in Hyderabad, India. The new lab brings additional software skills and capacity to the team and will play an important role in the execution of its expanded IoT strategy.

▪	In August, the company announced the launch of the Lantronix SmartAdvantage program, a new marketing program designed to give significant reseller incentives and discounts on its Lantronix SLC 8000 and related IT management products. The new program is targeted at broadening the company’s reseller channels.

▪	Last week, as part of its new IoT product development strategy, the company launched a new IoT device gateway solution, the SGX 5150 at the IoT Tech Expo in Santa Clara, California. The SGX 5150 gives OEMs and system integrators the ability to quickly establish robust, high-performance 5G (802.11ac) wireless connectivity to virtually any unconnected device.

“I’m pleased with the team’s execution in the quarter, as we delivered year-over-year and sequential revenue growth and significantly improved gross margins. It’s a great way to start off fiscal 2017,” said Jeffrey Benck, Lantronix president and CEO. “Last week, we launched the SGX 5150 advanced IoT device gateway. The SGX 5150 launch represents a key milestone in our strategy to deliver compelling new secure data access and management solutions that will allow Lantronix to capture more of the opportunity that the IoT market represents.”

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Financial Results for First Quarter of Fiscal Year 2017

Net revenue was $10.9 million for the first quarter of fiscal 2017, compared with $10.6 million for the first quarter of fiscal 2016, and $10.5 million for the fourth quarter of fiscal 2016.

Gross profit margin was 52.1% for the first quarter of fiscal 2017, compared to 47.9% for the first quarter of fiscal 2016, and 47.0% for the third quarter of fiscal 2016.

Operating expenses were $5.8 million for the first quarter of fiscal 2017, compared with $5.4 million for the first quarter of fiscal 2016 and $5.2 million for the fourth quarter of fiscal 2016.

GAAP net loss for the first quarter of fiscal 2017 was $104,000, or $0.01 per share, compared with GAAP net loss of $331,000, or $0.02 per share for the first quarter of fiscal 2016 and GAAP net loss of $247,000, or $0.02 per share for the fourth quarter of fiscal 2016.

Non-GAAP net income for the first quarter of fiscal 2017 was $265,000, or $0.01 per share, compared with non-GAAP net income of $124,000, or $0.01 per share for the first quarter of fiscal 2016 and non-GAAP net income of $121,000, or $0.01 per share for the fourth quarter of fiscal 2016. For additional information regarding our non-GAAP results, see “Discussion of Non-GAAP Financial Measures” below.

Conference Call and Webcast

Lantronix will host an investor conference call with a simultaneous audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its fiscal 2017 first quarter results. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix FY 2017 First Quarter call. The webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Time today at www.lantronix.com. A telephonic replay will also be available through November 3, 2016 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10094900.

About Lantronix

Lantronix, Inc. is a global provider of secure data access and management solutions for Internet of Things (IoT) and information technology (IT) assets. Our mission is to be the leading supplier of IoT gateways that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including data center, medical, security, industrial, transportation, retail, financial, environmental and government.

Lantronix is headquartered in Irvine, California, with offices in Europe, China, Japan and India. For more information, visit www.lantronix.com.

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Learn more at the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes that non-GAAP net income (loss) and non-GAAP net income (loss) per share are important measures of the Company’s business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), (iv) income tax provision (benefit), and (v) severance and restructuring charges.

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our relationships with certain customers, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Investor Relations Contacts:

Jeremy Whitaker

Chief Financial Officer

949-453-3990

E.E. Wang

Director, Corporate Marketing and Investor Relations

investors@lantronix.com

949-614-5879

© 2016 Lantronix, Inc. All rights reserved. Lantronix is a registered trademark, and SLC is a trademark, of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders.

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	June 30,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$6,097	$5,962
Accounts receivable, net	3,189	3,164
Inventories, net	7,390	6,584
Contract manufacturers' receivable	286	369
Prepaid expenses and other current assets	479	580
Total current assets	17,441	16,659
Property and equipment, net	1,491	1,569
Goodwill	9,488	9,488
Other assets	49	63
Total assets	$28,469	$27,779

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,825	$2,721
Accrued payroll and related expenses	1,881	1,817
Warranty reserve	152	138
Other current liabilities	3,349	2,922
Total current liabilities	8,207	7,598
Long-term capital lease obligations	102	116
Other non-current liabilities	345	347
Total liabilities	8,654	8,061

Commitments and contingencies

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	209,504	209,297
Accumulated deficit	(190,062)	(189,952)
Accumulated other comprehensive income	371	371
Total stockholders' equity	19,815	19,718
Total liabilities and stockholders' equity	$28,469	$27,779

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Net revenue (1)	$10,940	$10,515	$10,573
Cost of revenue	5,240	5,571	5,506
Gross profit	5,700	4,944	5,067
Operating expenses:
Selling, general and administrative	3,842	3,388	3,725
Research and development	1,945	1,779	1,671
Total operating expenses	5,787	5,167	5,396
Loss from operations	(87)	(223)	(329)
Interest expense, net	(7)	(9)	(6)
Other income (expense), net	(3)	14	19
Loss before income taxes	(97)	(218)	(316)
Provision for income taxes	7	29	15
Net loss	$(104)	$(247)	$(331)

Net loss per share (basic and diluted)	$(0.01)	$(0.02)	$(0.02)

Weighted-average common shares (basic and diluted)	17,254	15,554	15,103

Net revenue from related parties	$–	$–	$68

(1)  Includes net revenue from related parties

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LANTRONIX, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015

GAAP net loss	$(104)	$(247)	$(331)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	11	11	18
Depreciation and amortization	89	84	146
Total adjustments to cost of revenue	100	95	164
Selling, general and administrative:
Share-based compensation	149	148	171
Employer portion of withholding taxes on stock grants	–	–	2
Depreciation and amortization	54	56	51
Total adjustments to selling, general and administrative	203	204	224
Research and development:
Share-based compensation	41	40	44
Depreciation and amortization	8	5	21
Total adjustments to research and development	49	45	65
Total non-GAAP adjustments to operating expenses	252	249	289
Interest expense, net	7	9	6
Other income (expense), net	3	(14)	(19)
Provision for income taxes	7	29	15
Total non-GAAP adjustments	369	368	455
Non-GAAP net income	$265	$121	$124

Non-GAAP net income per share (diluted)	$0.01	$0.01	$0.01

Denominator for GAAP net loss per share (diluted)	17,254	15,554	15,103
Non-GAAP adjustment	692	336	117
Denominator for non-GAAP net income per share (diluted)	17,946	15,890	15,220

GAAP operating expenses	$5,787	$5,167	$5,396
Non-GAAP adjustments to operating expenses	(252)	(249)	(289)
Non-GAAP operating expenses	$5,535	$4,918	$5,107

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LANTRONIX, INC.

UNAUDITED NET REVENUES BY PRODUCT LINE AND REGION

(In thousands)

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
IoT	$7,869	$8,029	$7,883
IT Management	2,437	1,675	1,348
Other	634	811	1,342
	$10,940	$10,515	$10,573

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Americas	$6,166	$5,305	$5,109
EMEA	3,101	3,304	3,821
Asia Pacific Japan	1,673	1,906	1,643
	$10,940	$10,515	$10,573

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